EXHIBIT 99.9

Schedule A

Transactions during the past 60 days

Date	Covered Person	Type of Transaction	Number of Shares	Price per Share
12/8/2025	Karen Seaberg(1)	Sale	12,133	$24.15(2)
12/8/2025	Karen Seaberg(3)	Sale	29,691	24.16(4)
12/9/2025	Karen Seaberg(1)	Sale	2,451	24.22(5)
12/9/2025	Karen Seaberg(3)	Sale	11,976	24.22(6)
12/9/2025	Karen Seaberg(7)	Sale	166,668	24.24(8)
12/10/2025	Karen Seaberg(7)	Sale	2,622	24.88(9)
12/10/2025	Karen Seaberg(7)	Sale	29,735	25.60(10)
12/10/2025	Karen Seaberg(7)	Sale	18,203	26.31(11)
12/10/2025	Karen Seaberg(7)	Sale	31,056	25.87
12/10/2025	Karen Seaberg(12)	Sale	5,800	25.44(13)

(1)	Shares were sold by the Lori A. Mingus GST Exempt Trust.
(2)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $24.00 to $24.38 per share.
(3)	Shares were sold by the Karen Cray Seaberg Revocable Trust.
(4)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $24.00 to $24.52 per share.
(5)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $23.99 to $24.41 per share.
(6)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $23.88 to $24.42 per share.
(7)	Shares were sold by the Seaberg Partnership.
(8)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $23.87 to $24.44 per share.
(9)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $24.62 to $24.99 per share.
(10)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $25.00 to $25.99 per share.
(11)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $26.00 to $26.62 per share.
(12)	Shares were sold by the Seaberg Family Foundation.
(13)	Represents a weighted average price per share. These shares were sold in multiple transactions at prices ranging from $25.25 to $25.66 per share.